UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013 (April 30, 2013)

Universal Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 998-8824

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2013, the registrant filed a Certificate of Amendment of Certificate of Incorporation with the Department of State of Delaware increasing the total number of shares of stock that the registrant shall have authority to issue from Twenty Million (20,000,000) shares of Common Stock, one-tenth of one cent ($0.001) par value per share to Sixty Million (60,000,000) shares of Common Stock, one-tenth of one cent ($0.001) par value per share. A copy of the Certificate of Amendment of Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 30, 2013, the Company received from stockholders who represent 10,044,600 shares of Common Stock of the registrant, which represents a 50.22% majority of the authorized, issued and outstanding shares of Common Stock of the registrant a written consent of stockholders authorizing the registrant to amend the Certificate of Incorporation of the Company so that the total number of shares of stock that the Company shall have authority to issue is Sixty Million (60,000,000) shares of Common Stock, one-tenth of one cent ($0.001) par value per share. No votes were cast against or withheld as to this matter; and there were no abstentions and broker non-votes as to this matter.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

3.1

Certificate of Incorporation (incorporated by reference to our Form 10 filed with the SEC on January 25, 2005).

3.2

Certificate of Amendment of Certificate of Incorporation (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CAPITAL MANAGEMENT, INC.

By: /s/Michael D. Queen

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   Michael D. Queen, CEO

Dated: May 7, 2013